EXHIBIT INDEX

(a)(3)    Articles of Amendment dated November 14, 2002.

(d)(2) Amendment to Investment Management Services Agreement between Registrant and American Express Financial Corporation dated June 3, 2002.

(h)(2) Amendment to Administrative Services Agreement between Registrant and American Express Financial Corporation dated June 3, 2002.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement dated Nov. 13, 2002.

(q)(3) Officers' Power of Attorney to sign amendments to this Registration Statement dated Sept. 17, 2002.